UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2020

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

(Address of Principal Executive Offices)

(852) 35832186

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2022, Sharing Economy International Inc. (“SEII” or the “Company”) entered into a non-binding Investment Cooperation Agreement (the “Agreement”) with Hanking Fof Investment,L.P. (“Hanking”).

Pursuant to the Agreement, Hanking intends to make strategic investments in SEII with a total size of up to US$30 million for a two-year period, the proceed of which is to be applied primarily in the fields of (1) research and development of new technologies and products such as intelligent algorithms, application systems and intelligent interactive devices based on metaverse applications of SEII; (2) ultra-high definition naked-eye 3D integrated solution, software and hardware products as well the market expansion in Hong Kong, Macao, Southeast Asia and Europe; (3) SEII’s cooperation with major customers that involved in 3D upgrade of display panel; and (4) expansion of SEII’s cooperation with more projects combining global leading metaverse technology and green economy.

Hanking is a private equity fund professionally operated and managed by a family office for wealthy families. It focuses on private equity, block transactions and secondary market investment, as well as financial services to high net worth individuals, institutional investors and wealthy families such as investment advisory and asset management services. In addition, Hanking has created an ecological management system by managing various funds in Hong Kong, Beijing, Shanghai and other cities as well as following closely on the global new economy industry. Hanking’s investment team successfully invested in many major PRC-based e-commerce and achieved high returns. Moreover, Hanking is also the partner of many mainstream funds, which have, strong influence and appeal within respective industries.

The signing of the formal investment agreement is subject to the conclusion of the due diligence being conducted by Hanking on SEII within 90 days upon the signing of this Agreement.

The foregoing description of the Investment Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Investment Cooperation Agreement dated April 6, 2022 by and between Sharing Economy International Inc. And Hanking Fof Investment, L.P.
104	Cover Page Interactive Data File (embedded within theInline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2022	Sharing Economy International Inc.

	By:	/s/ Chan Che Chung Anthony
Chan Che Chung Anthony
Chief Executive Officer

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